Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports, dated February 23, 2001, included or incorporated by reference in the Kerr-McGee Corporation Annual Report on Form 10-K for the year ended December 31, 2000.

                                                    ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
    August 1, 2001